                                                                     EXHIBIT 4.2

                 51/4% CONVERTIBLE SUBORDINATED NOTES DUE 2005
                         REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF MARCH 24, 1998

                                 BY AND AMONG

                     DATA PROCESSING RESOURCES CORPORATION

                                AS THE COMPANY

                                      AND

                    NATIONSBANC MONTGOMERY SECURITIES LLC,


                         DONALDSON, LUFKIN & JENRETTE

                            SECURITIES CORPORATION,


                      ROBERT W. BAIRD & CO. INCORPORATED

                                      AND

                             LEHMAN BROTHERS INC.

                                 AS PURCHASERS

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement is made and entered into as of March 24, 1998, by and among Data Processing Resources Corporation, a California corporation (the "Company"), and NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated and Lehman Brothers Inc. (the "Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated March 18, 1998, by and among the Company and the Purchasers (the "Purchase Agreement"). In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Purchasers and their respective direct and indirect transferees. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

          The parties hereby agree as follows:

1.   Definitions
     -----------

          As used in this Agreement, the following terms shall have the following meanings:

          Affiliate: As defined in Rule 144 of the Securities Act.
          ---------

          Agreement: This Registration Rights Agreement, as the same may be
          ---------
amended, supplemented or modified from time to time in accordance with the terms hereof.

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday
          ------------
that is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law or executive order to close.

          Closing Date: The Closing Date as defined in the Purchase Agreement.
          ------------

          Common Stock: Common Stock, no par value, of the Company.
          ------------

          Company: Data Processing Resources Corporation, a California
          -------
corporation, and any successor corporation thereto.

          controlling person: As defined in Section 6(a) hereof.
          ------------------

          Damage Payment Date: Each of the semi-annual interest payment dates
          -------------------
provided in the Indenture.

          Effectiveness Period: As defined in Section 2(a) hereof.
          --------------------

          Effectiveness Target Date: The 120th day following the Closing Date.
          -------------------------

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the
          ------------
rules and regulations promulgated by the SEC thereunder.

          Filing Date: The 60th day after the Closing Date.
          -----------

          Holder: Each registered holder of any Transfer Restricted Securities.
          ------

          Indemnified Person: As defined in Section 6(a) hereof.
          ------------------

          Indenture: The Indenture, dated the date hereof, between the Company
          ---------
and the Trustee thereunder, pursuant to which the Notes are being issued, as amended, modified or supplemented from time to time in accordance with the terms thereof.

          Liquidated Damages: As defined in Section 3(a) hereof.
          ------------------

          Notes: The 5 1/4% Convertible Subordinated Notes due 2005 of the
          -----
Company issued pursuant to the Indenture (including any such Notes issued pursuant to the exercise of the over-allotment option provided in the Purchase Agreement).

          Proceeding: An action, claim, suit or proceeding (including, without
          ----------
limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          Prospectus: The prospectus included in any Registration Statement
          ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities
Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          Purchasers: As defined in the preamble hereof.
          ----------

          Registration Default: As defined in Section 3(a) hereof.
          --------------------

          Registration Statement: Any registration statement of the Company that
          ----------------------
covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

          Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities
          --------
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

          Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities
          ---------
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

          Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities
          --------
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

          Rule 174: Rule 174 promulgated by the SEC pursuant to the Securities
          --------
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

          Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities
          --------
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

          Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities
          --------
Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

          SEC: The Securities and Exchange Commission.
          ---

          Securities Act: The Securities Act of 1933, as amended, and the rules
          --------------
and regulations promulgated by the SEC thereunder.

          Shelf Registration: As defined in Section 2 hereof.
          ------------------

          Special Counsel: Any special counsel to the holders of Transfer
          ---------------
Restricted Securities, for which holders of Transfer Restricted Securities will be reimbursed pursuant to Section 5(b) hereof.

          TIA: The Trust Indenture Act of 1939, as amended.
          ----

          Transfer Restricted Securities: The Notes and the shares of Common
          ------------------------------
Stock into which the Notes are convertible, upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Note or share the earlier of, (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either such Note or the shares of Common Stock issued upon conversion of such Note are distributed to the public pursuant to Rule 144 or are saleable pursuant to Rule 144(k) or (iii) the date on which it ceases to be outstanding.

          Trustee:  State Street Bank and Trust of California, N.A., the trustee
          -------
under the Indenture.

          underwritten registration or underwritten offering: A registration in
          --------------------------------------------------
connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

2.   Shelf Registration
     ------------------

          (a) The Company agrees to file with the SEC on or prior to the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities held by Holders who have either provided the Company with the questionnaires attached to the Offering Memorandum as Annex A fully completed (the "Questionnaire"), or have provided the Company with the information requested by such questionnaire; it being understood that the Company hereby acknowledges receipt of the Questionnaire for the purchasers set forth on Exhibit A to this Agreement (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 under the Securities Act or another appropriate form permitting registration of such Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Company shall use its reasonable efforts, as described in Section 4, to cause the Shelf Registration to be declared effective pursuant to the Securities Act on or prior to the Effectiveness Target Date, and to keep the Shelf Registration continuously effective under the Securities Act for 24 months after the latest date of initial issuance of the Notes (the "Effectiveness Period"), or such shorter period ending when either (1) all Transfer Restricted Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or (2) there cease to be outstanding any Transfer Restricted Securities.

          (b) The Company shall use all reasonable efforts to keep the Shelf Registration continuously effective, for the period described in Section 2(a) hereof, by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act or if reasonably requested by the holders of a majority in amount of the Transfer Restricted Securities (determined on a fully converted basis) covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities.

          (c) Notwithstanding anything to the contrary in this Section 2, but subject to compliance with Section 3, the Company may, by delivering written notice to the Holders, prohibit offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration at any time if (A)(i) the Company is in possession of material non-public information relating to the Company,
(ii) the Company determines (based on advice of counsel) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information to the public and (iii) the Company determines in good faith that public disclosure of such material non-public information would not be in the best interests of the Company and its stockholders or (B)(i) the Company has made a public announcement relating to an acquisition or business combination transaction including the Company and/or one or more of its subsidiaries that is material to the Company and its subsidiaries taken as a whole and (ii) the Company determines in good faith that (x) offers and sales of Transfer Restricted Securities pursuant to the Shelf Registration prior to the consummation of such transaction (or such earlier date as the Company shall determine) is not in the best interests of the Company and its stockholders or
(y) it would be impracticable at the time to obtain any financial statements relating to such acquisition or business combination transaction that would be required to be set forth in the Shelf Registration; provided, however, that upon (i) the public disclosure
                        --------  -------
by the Company of the material non-public information described in clause (A) of this paragraph or (ii) the consummation, abandonment or termination of, or the availability of the required financial statements width respect to, a transaction described in clause (B) of this paragraph, the suspension of the use of the Shelf Registration pursuant to this Section 2(c) shall cease and the Company shall promptly comply with Section 4(b) hereof and notify Holders that dispositions of Transfer Restricted Securities may be resumed.

3.   Liquidated Damages
     ------------------

          (a) The Company and the Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations pursuant to Sections 2 and 4(b) hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Company to fulfill such obligations, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities under the circumstances and to the extent set forth below.

          If (i) the Shelf Registration has not been filed with the SEC on or prior to the Filing Date; or (ii) the Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Target Date; or (iii) the Shelf Registration has been declared effective by the SEC and such Shelf Registration ceases to be effective or the Prospectus contained herein ceases to be usable (including as a result of a prohibition against sales of Transfer Restricted Securities pursuant to Section 2(c) hereof or a suspension of the use of the Prospectus as described in the last paragraph of Section 4 hereof) at any time during the Effectiveness Period for a period of time which shall exceed 90 days in the aggregate during any 365-day period (any of the foregoing, a "Registration Default"), then the Company shall pay Liquidated Damages in cash to each Holder of Transfer Restricted Securities following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes and, if applicable, $0.001775 per week per share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock, constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes and, if applicable, $0.001775 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities for each subsequent 90-day period until all Registration Defaults have been cured; provided, however, that Liquidated Damages shall not at any time exceed $.25 per
--------  -------
week per $1,000 principal amount of Notes or $0.001775 per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities. Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease. A Registration Default under clause (i) above shall be cured on the date that the Shelf Registration is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that the Shelf Registration is declared effective by the SEC; and a Registration Default under clause (iii) above shall be cured on the date the Shelf Registration is declared effective or the Prospectus contained therein again becomes usable.

          (b) The Company shall notify the Trustee as promptly as possibly, but in no event more than three Business Days after each and every date on which a Registration Default occurs. Liquidated Damages shall be paid on each Payment Date by the Company to the Holders of Transfer Restricted Securities as of the immediately preceding Record Date (as defined in the Indenture) in the same manner interest is paid to Holders of Notes pursuant to the Indenture. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured. In no event shall the Company pay Liquidated Damages in excess of the applicable maximum weekly amount set forth above, regardless of whether one or multiple Registration Defaults exist (e.g., subject to increase as set forth above for each subsequent 90-day period, Liquidated Damages shall equal $.05 per week per $1,000 principal amount of Notes during the first 90-day period immediately following the occurrence of the first Registration Default regardless of whether additional Registration Defaults occur during such 90-day period).

4.   Registration Procedures
     -----------------------

          In connection with the Company's registration obligations hereunder, the Company shall effect such registrations on the appropriate form available for the sale of the Transfer Restricted Securities to permit the sale of Transfer Restricted Securities in accordance with the method or methods of disposition thereof specified by the holders of a majority in amount of Transfer Restricted Securities (determined on a fully converted basis), and pursuant thereto the Company shall as expeditiously as possible:

          (a) No fewer than five Business Days prior to the initial filing of a Registration Statement or Prospectus and no fewer than two Business Days prior to the filing of any amendment or supplement thereto (other than any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the Holders of the Transfer Restricted Securities, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Company, counsel to the Company and independent certified public accountants to the Company to respond to such inquiries as shall be necessary in connection with such Registration Statement, in the opinion of respective counsel to such Holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any such Registration Statement or related Prospectus or any amendments or supplements thereto (other than any document that would be incorporated or deemed to be incorporated in the Registration Statement by reference) to which the Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis), their Special Counsel, or the managing underwriters, if any, shall reasonably object on a timely basis; provided, that the Company may assume, for the purposes of this subparagraph
(a), that objections to the inclusion of information specifically requested to be included in the Registration Statement by the staff of the SEC, or in the opinion of counsel to the Company required to be in the Registration Statement, or specifically required by the Securities Act or other applicable law, shall not be deemed to be reasonable;

          (b) Prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period; cause, subject to Section 2(c) hereof, the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

          (c) Notify the Holders of Transfer Restricted Securities to be sold or their Special Counsel and the managing underwriters, if any, promptly (and in the case of an event specified by clause (i)(A) of this paragraph, in no event fewer than two Business Days prior to such filing), and (if requested by any such person) confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed, and
(B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (iv) if at any time any of the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(m) hereof cease to be true and correct in all material respects, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Transfer Restricted Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d) Use all reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest practicable moment;

          (e) If requested by the managing underwriters, if any, or the Holders of a majority in amount of the Transfer Restricted Securities (determined on a fully converted basis) being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holders agree should be included therein relating to the terms of the sale of the Transfer Restricted Securities of such Holder in the Prospectus, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action
--------  -------
pursuant to this Section 4(e) that would, in the opinion of counsel for the Company, violate applicable law;

          (f) Furnish to each Holder of Transfer Restricted Securities, their Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter);

          (g) Deliver to each Holder of Transfer Restricted Securities, their Special Counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

          (h) Prior to any public offering of Transfer Restricted Securities, use all reasonable efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities to be sold, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing; use all reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and use all reasonable efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Registration Statement; provided, however, that the
                                                  --------  -------
Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject;

          (i) In connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Transfer Restricted Securities;

          (j) Use all reasonable efforts to cause the offering of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may require such registration or approval, except as may be required as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Transfer Restricted Securities; provided,
                                                                      --------
however, that the Company shall not be required to register the Transfer
-------
Restricted Securities in any jurisdiction that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject or to require the Company to qualify to do business in any jurisdiction where it is not then so qualified;

          (k) Upon the occurrence of any event contemplated by Section 4(c)(vi) hereof, as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (l) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, to provide a CUSIP number for the Transfer Restricted Securities;

          (m) Enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in amount of the Transfer Restricted Securities being sold (determined on a fully converted basis)) in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and, in such connection, if an underwriting agreement is entered into (i) make such representations and warranties to the underwriters with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) use all reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each of the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters; (iii) use all reasonable efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Transfer Restricted Securities and each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; (iv) the underwriting agreement shall contain indemnification provisions and procedures no less favorable to the selling Holders of Transfer Restricted Securities and the underwriters than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to Holders of a majority in amount of the Transfer Restricted Securities (determined on a fully converted basis) covered by such Registration Statement and the managing underwriters); and (v) deliver such documents and certificates as may be reasonably requested by the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) of this Section 4(m) and to evidence compliance with any customary conditions contained in the underwriting agreement;

          (n) Make available for inspection by a representative of the Holders of not less than 50% of the Transfer Restricted Securities (determined on a fully converted basis) being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any Special Counsel, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as they may reasonably request (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement, provided, however, that such persons shall first agree in writing with the
--------  -------
Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement;

          (o) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under the Indenture and the holders of the Transfer Restricted Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (p) Comply with applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

          (q) Use all reasonable efforts to (i) list all Shares of Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ all Shares of Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

          The Company may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Transfer Restricted Securities as is required by law to be disclosed in the applicable Registration Statement and the Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request and the Transfer Restricted Securities of such seller shall not be entitled to Liquidated Damages as a result of the Company's exclusion from such registration. Each such Holder agrees, by the acquisition of Transfer Restricted Securities, and agrees to confirm such agreement in writing upon request of the Company, to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of such Transfer Restricted Securities, or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of such Transfer Restricted Securities, necessary to make the statements therein, in light of the circumstances then existing, not misleading and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the distribution of such Transfer Restricted Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

          If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such

Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

          Each Holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company pursuant to Section 2(c) hereof or of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(v) or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities at the time of receipt of such notice.

5.   Registration Expenses
     ---------------------

          (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws (including, without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the underwriters or Special Counsel for the Holders in connection with Blue Sky qualifications of the Transfer Restricted Securities and determination of the eligibility of the Transfer Restricted Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority in amount (determined on a fully converted basis) of Transfer Restricted Securities may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and Special Counsel for the Holders (plus any local counsel deemed appropriate by the Holders of a majority in amount of the Transfer Restricted Securities (determined on a fully converted basis)), in accordance with the provisions of
Section 5(b) hereof, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) hereof (including, without limitation, the expenses of any special audit and cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company so desires such insurance, and (vii) fees and expenses of all other persons retained by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or on NASDAQ. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder of the Transfer Restricted Securities being registered shall pay all commissions, placement agent fees and underwriting discounts and commissions with respect to any Transfer Restricted Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than Special Counsel and local counsel referred to in clause (iv) above.

          (b) In connection with any registration hereunder, the Company shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one firm of attorneys representing the selling Holders (in addition to any local counsel), which firm shall be chosen by the Holders of a majority in amount of the Transfer Restricted Securities (determined on a fully converted basis).

6.   Indemnification
     ---------------

          (a) The Company agrees to indemnify and hold harmless (i) each of the Purchasers, (ii) each Holder of Transfer Restricted Securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), and (iv) the respective officers, directors, partners, employees, representatives and agents of the Purchasers, each Holder of Transfer Restricted Securities, or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Persons"), from and against
                                      -------------------
any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Company by or on behalf of such Indemnified Person expressly for use therein; provided that the foregoing indemnity with respect to any preliminary or other
--------
Prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting such losses, claims, damages, liabilities and judgments purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary or other Prospectus is eliminated or remedied in a subsequent Prospectus or amendment or supplement, and a copy of such amended or supplemented Prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such Indemnified Person (provided that the Company has delivered the Prospectus
                         --------
to such Indemnified Person in requisite quantity on a timely basis to permit such delivery or sending) and such amended or supplemented Prospectus would have corrected such omission or alleged untrue statement.

          (b) In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company and such Indemnified Person shall have been advised in writing by counsel that the representation of such Indemnified Person and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to an actual or reasonably anticipated material conflict of interest between them (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are or could have been the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (c) In connection with any Registration Statement in which a Holder of Transfer Restricted Securities is participating, such Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person but only with reference to information relating to such Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such

Registration Statement. In case any action shall be brought against the Company, any of its directors, any such of officer or any person controlling the Company based on such Registration Statement and in respect of which indemnity may be sought against any Indemnified Person, the Indemnified Person shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Indemnified Person shall not be required to do so, but may employ separate counsel therein and participate in defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Indemnified Person, by Section 6(b) hereof.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Indemnified Person on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each such Indemnified Person in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and each such Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or such Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro
                                                                           ---
rata allocation (even if the Indemnified Persons were treated as one entity for
----
such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the proceeds received by it in connection with the sale of the Transfer Restricted Securities pursuant to this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Persons' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective amount of Notes included in any such Registration Statement by each Indemnified Person and not joint.

7.   Rules 144 and 144A
     ------------------

          The Company shall use all reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.   Underwritten Registrations
     --------------------------

          (a) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in amount of such Transfer Restricted Securities (determined on a fully converted basis) included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).

          No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) and Rule 144A, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Notes, in the case of an offering of the Company's debt securities, or the Common Stock, in the case of an offering of the Company's equity securities, during the period beginning 10 days prior to, and ending 90 days after, the closing date of the underwritten offering.

          The foregoing provisions of this Section 8(b) shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

          (c) The Initial Purchasers and all Holders of Transfer Restricted Securities agree that, notwithstanding any other term or provision hereof, the Company shall not be required to enter into any agreements (including underwriting agreements) or take any other actions contemplated by Section 4(m) hereof unless requested in writing by the holders of at least 50% of the Transfer Restricted Securities (determined on a fully converted basis) sold to the Initial Purchasers pursuant to the Purchase Agreement.

9.   Miscellaneous
     -------------

          (a) Remedies. In the event of a breach by the Company, or by a holder
              --------
of Transfer Restricted Securities, of any of their obligations under this Agreement, each holder of Transfer Restricted Securities or the Company, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Transfer Restricted Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements. The Company shall not enter into any
              --------------------------
agreement with respect to its securities that is inconsistent with the rights granted to the holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (c) No Piggyback on Registrations. The Company shall not grant to any
              -----------------------------
of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in any Shelf Registration other than Transfer Restricted Securities for a six month period commencing on the date of the Purchase Agreement.

          (d) Amendments and Waivers. The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Holders of a majority of the then outstanding Transfer Restricted Securities (determined on a fully converted basis); provided, however, that, for the purposes of this Agreement,
                  --------  -------
Transfer Restricted Securities that are owned, directly or indirectly, by either the Company or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of a majority of the Transfer Restricted Securities (determined on a fully converted basis) being sold by such Holders pursuant to such Registration Statement; provided, however, that the provisions of this sentence
                        --------  -------
may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e) Notices. All notices and other communications provided for herein
              -------
shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopy:

              (i)    if to the Company, as provided in the Purchase Agreement,

              (ii)   if to the Purchasers, as provided in the Purchase
Agreement, or

              (iii) if to any other person who is then the registered Holder of any Transfer Restricted Securities, to the address of such Holder as it appears in the Note or Common Stock register of the Company.

          Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

          (f) Successors and Assigns. This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder of Transfer Restricted Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of Transfer Restricted Securities. Notwithstanding the foregoing, no transferee shall have any of the rights granted under this Agreement until such transferee shall acknowledge its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations.

          (g) Counterparts. This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement

          (h) Governing Law: Submission to Jurisdiction.
              -----------------------------------------

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (i) Severability. The remedies provided herein are cumulative and not
              ------------
exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Headings. The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

          (k) Attorneys' Fees. In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

          IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.

                                  DATA PROCESSING RESOURCES CORPORATION


                                  By: /s/ MICHAEL A. PIRAINO
                                      ----------------------------------
                                      Name:  Michael A. Piraino
                                      Title: Executive Vice President
                                             and Chief Financial Officer


The foregoing Registration Rights
Agreement is hereby confirmed
and accepted as of the date
first above written.

NATIONSBANC MONTGOMERY SECURITIES LLC

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION

ROBERT W. BAIRD & CO. INCORPORATED

LEHMAN BROTHERS INC.


By:   NationsBanc Montgomery Securities LLC

      By: /s/ REVELL HORSEY
          ---------------------------------
          Name:  Revell Horsey
          Title: Senior Managing Director

By:   Donaldson, Lufkin & Jenrette Securities Corporation

      By: /s/ JAMES T. SINGTON
          -----------------------------------------------
          Name:  James T. Sington
          Title: Managing Director